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EXHIBIT 10(a)

THE ST. PAUL COMPANIES, INC.
SENIOR EXECUTIVE PERFORMANCE PLAN

        1.    PURPOSE

        The purpose of The St. Paul Companies, Inc. Senior Executive Performance Plan is to permit The St. Paul Companies, Inc. (the "Company"), through awards of annual incentive compensation which satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

        2.    DEFINITIONS

        "AFTER-TAX OPERATING EARNINGS" shall mean, for each Performance Period, the Company's net income from continuing operations as reported in the Company's income statement for the Performance Period, adjusted to eliminate the after-tax effects of net realized investment gains or losses in the fixed maturities and real estate portfolios, extraordinary items, and the cumulative effect of accounting changes, each as defined by accounting principles generally accepted in the United States. This amount will be further adjusted to eliminate the after-tax impact of any restructuring charges (as reported in the footnotes to the Company's financial statements), losses from catastrophes (as designated by the Insurance Service Office's Property Claims Service Group, the Lloyd's Claim Office, Swiss Reinsurance Company's sigma report, or a comparable report or organization generally recognized by the insurance industry) in the Company's "core" businesses (as reported in press releases announcing its financial results), and underwriting results of the businesses that the Company does not treat as "core" businesses in those press releases.

        "AWARD" shall mean the amount granted to a Participant by the Committee for a Performance Period.

        "BEGINNING TOTAL COMMON STOCKHOLDERS' EQUITY" shall mean, for each Performance Period, the Company's total common stockholders' equity as reported in the Company's balance sheet for the beginning of the Performance Period, excluding net unrealized appreciation or depreciation of investments.

        "BOARD" shall mean the Board of Directors of the Company.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        "COMMITTEE" shall mean the Personnel and Compensation Committee of the Board or any subcommittee thereof which meets the requirements of Section 162(m)(4)(C) of the Code.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "EXECUTIVE" shall mean any covered employee as defined in Section 162(m) of the Code and, in the discretion of the Committee, any other executive officer of the Company or its Subsidiaries.

        "PARTICIPANT" shall mean, for each Performance Period, each Executive who is a "covered employee" (as defined in Section 162(m) of the Code) for that Performance Period, unless otherwise determined by the Committee in its sole discretion.

        "PERFORMANCE PERIOD" shall mean the Company's fiscal year or any other period designated by the Committee with respect to which an Award may be granted.

        "PLAN" shall mean The St. Paul Companies, Inc. Senior Executive Performance Plan, as amended from time to time.

        "RETURN ON EQUITY" shall mean, for each Performance Period, the percentage equivalent to the fraction resulting from dividing After-Tax Operating Earnings by Beginning Total Common Stockholders' Equity.

        "STOCK PLANS" shall mean The St. Paul Companies, Inc. Amended and Restated 1994 Stock Incentive Plan and/or any prior and successor stock plans adopted or assumed by the Company.

        "SUBSIDIARY" shall mean any entity that is directly or indirectly controlled by the Company or any entity, in which the Company has at least a 50% equity interest.

        3.    ADMINISTRATION

        The Plan shall be administered by the Committee, which shall have full authority to interpret the Plan, to establish rules and regulations relating to the operation of the Plan, to select Participants, to determine the maximum Awards and the amounts of any Awards and to make all determinations and take all other actions necessary or appropriate for the proper administration of the Plan. Before any payments are made under the Plan, the Committee shall certify in writing that the Return on Equity required by Section 4(b) has been met. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its stockholders and Participants, Executives, former Executives and their respective successors and assigns. No member of the Committee shall be eligible to participate in the Plan.

        4.    DETERMINATION OF AWARDS

        (a)  Prior to the beginning of each Performance Period, or at such later time as may be permitted by applicable provisions of the Code, the Committee shall establish for each Participant a maximum Award, expressed as a percentage of the incentive pool for the Performance Period pursuant to paragraph (b) of this section, provided that the total of all such maximum percentages shall not exceed 100%, and the maximum percentage for any single Participant shall not exceed 50%.

        (b)  If the Return on Equity for a Performance Period is greater than 8%, the incentive pool for the Performance Period shall be equal to 1.5% of After-Tax Operating Earnings. If the Return on Equity for a Performance Period is equal to or less than 8%, the incentive pool shall be $0.

        (c)  Following the end of each Performance Period, the Committee may determine to grant to any Participant an Award, which may not exceed the maximum amount specified in paragraph (a) of this section for such Participant. The aggregate amount of all Awards under the Plan for any Performance Period shall not exceed 100% of the incentive pool pursuant to paragraph (b) of this section.

        5.    PAYMENT OF AWARDS

        Each Participant shall be eligible to receive, as soon as practicable after the amount of such Participant's Award for a Performance Period has been determined, payment of all or a portion of that Award. Awards may be paid in cash, stock, restricted stock, options, other stock-based or stock-denominated units or any combination thereof determined by the Committee. Equity or equity-based awards may be granted under the terms and conditions of the applicable Stock Plan. Payment of the award may be deferred in accordance with a written election by the Participant pursuant to procedures established by the Committee.

        6.    AMENDMENTS

        The Committee may amend the Plan at any time and from time to time, provided that no such amendment that would require the consent of the stockholders of the Company pursuant to Section 162(m) of the Code or the Exchange Act, or any other applicable law, rule or regulation, shall be effective without such consent. No such amendment which adversely affects a Participant's rights to, or interest in, an Award granted prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto in writing.

        7.    TERMINATION

        The Committee may terminate this Plan at any time. In such event, and notwithstanding any provision of the Plan to the contrary, payment of deferred amounts plus any earnings may be accelerated with respect to any affected Participant in the discretion of the Committee and paid as soon as practicable; but in no event shall the termination of the Plan adversely affect the rights of any Participant to deferred amounts previously awarded such Participant, plus any earnings thereon.

        8.    OTHER PROVISIONS

        (a)  No Executive or other person shall have any claim or right to be granted an Award under this Plan until such Award is actually granted. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Executive any right to be retained in the employ of the Company. Nothing contained in this Plan shall limit the ability of the Company to make payments or awards to Executives under any other plan, agreement or arrangement.

        (b)  The rights and benefits of a Participant hereunder are personal to the Participant and, except for payments made following a Participant's death, shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer, encumbrance, attachment, garnishment or other disposition.

        (c)  Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

        (d)  The Company shall have the right to deduct from Awards any taxes or other amounts required to be withheld by law.

        (e)  All questions pertaining to the construction, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Minnesota without regard to principles of conflict of laws.

        (f)    If any provision of this Plan would cause Awards not to constitute "qualified performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

        (g)  No member of the Committee or the Board, and no officer, employee or agent of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

        9.    EFFECTIVE DATE

        The Plan shall be effective as of January 1, 2002, subject to approval by the stockholders of the Company in accordance with Section 162(m) of the Code.

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  EXHIBIT 10(a)
THE ST. PAUL COMPANIES, INC. SENIOR EXECUTIVE PERFORMANCE PLAN